EXHIBIT T3F
Reconciliation and tie between Indenture, dated as of                      ___, 2006, and the Trust Indenture Act of 1939, as amended.

Trust Indenture Act of 1939 Section		Indenture Section

310	(a)(1)	6.10; 6.11; 6.12
	(a)(2)	6.12
	(a)(3)	TIA
	(a)(4)	Not applicable
	(a)(5)	TIA
	(b)	4.6; 6.4; 6.10; 6.12; TIA

311	(a)	6.4; 6.16; TIA
	(b)	TIA
	(c)	Not applicable

312	(a)	6.8
	(b)	1.16; TIA
	(c)	1.16; TIA

313	(a)	6.3; 6.7; TIA
	(b)	6.3; 6.7; TIA
	(c)	6.3; 6.7; TIA
	(d)	6.3; 6.7; TIA

314	(a)	9.5; 9.7; TIA
	(b)	Not Applicable
	(c)(1)	1.2; 4.1; 4.6; 5.7; 7.1; 9.5
	(c)(2)	1.2; 4.1; 4.6; 7.1; 9.5
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	9.8; TIA
	(f)	TIA

315	(a)	6.1; 6.3; TIA
	(b)	6.2
	(c)	TIA
	(d)(1)	TIA
	(d)(2)	6.1; TIA
	(d)(3)	6.1; TIA
	(e)	6.10; TIA

316	(a) (last sentence)	1.1
	(a)(1)(A)	5.2; 5.8
	(a)(1)(B)	5.7
	(b)	5.9; 5.10
	(c)	1.4; TIA

Trust Indenture Act of 1939 Section		Indenture Section
317	(a)(1)	5.3; 6.3
	(a)(2)	5.4; 6.3
	(b)	6.3; 9.3

318	(a)	1.11
	(b)	TIA
	(c)	1.11; TIA

This reconciliation and tie Section does not constitute part of the Indenture.

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